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                                  EXHIBIT 10.6
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                           SUBURBAN BANCSHARES, INC.

CHIEF EXECUTIVE OFFICER/BOARD CHAIRMAN'S SERVICES AGREEMENT


         THIS SERVICES AGREEMENT (hereinafter this "Agreement") is entered into on this 29 day of January, 1997, by and between:

         (1)     Winfield M. Kelly, Jr.
                 12404 Pleasant Prospect Road
                 Mitchellville, Maryland  20721

(hereinafter "KELLY") and

         (2)     Suburban Bancshares, Inc.
                 7505 Greenway Center Drive
                 P. O. Box 298
                 Greenbelt, Maryland 20768

(hereinafter the "COMPANY"), and its subsidiary, Suburban Bank of Maryland (hereinafter "SUBURBAN/MARYLAND").

                                  WITNESSETH:

         WHEREAS, the COMPANY desires to provide to KELLY and KELLY desires to receive from the COMPANY a continuing services agreement so as to retain and secure KELLY's services as Chief Executive Officer and Chairman of the Board of Directors of the COMPANY and Chairman of the Board of Directors of SUBURBAN/MARYLAND, upon the terms and conditions set forth in this Agreement.

         NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

                 (a)      Commencement Date.    January 1, 1997.

                 (b) Bank Regulatory Agency As used in this Agreement, "Bank Regulatory Agency" shall mean any governmental authority, regulatory agency, ministry, department, statutory corporation, central bank or other body of the United States or of any other country or of any state or other political subdivision of any of them having jurisdiction over the COMPANY or any transaction contemplated, undertaken or proposed to be undertaken by the COMPANY hereunder or under the PLAN or otherwise. Bank Regulatory Agency shall include, but not necessarily be limited to:

                          (1)     The Federal Deposit Insurance Corporation or
any other federal or state depository insurance organization or fund; and

                          (2)     The Federal Reserve System, the Comptroller
of the Currency, The Maryland Division of Financial Regulation, or any other federal or state bank regulatory or commissioner's office; and

                          (3)     The Resolution Trust Corporation, the
Resolution Funding Corporation, the Financing Corporation or any other entity created pursuant to The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time; and

                          (4)     Any corporation, bridge bank, fund
association, or other entity established, organized, owned (in whole or in part) or controlled by any of the foregoing; and

                          (5)     Any predecessor, successor or assignee of the
foregoing.

         2.      TERM.

                 (a) Initial Term. Except as provided for below under "Rights to Terminate Agreement", the Initial
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Term of this Agreement shall expire upon the expiration of Kelly's current term as a director of the COMPANY.

                          (1)     Renewals and Extensions; Subsequent Annual
Terms. After the Initial Term of this Agreement, this Agreement shall automatically renew with the reelection of KELLY as BOARD CHAIRMAN in accordance with the COMPANY's Bylaws and Charter, unless:

                                  (A)      KELLY provides notice to the COMPANY
at least on or before the end of any term that the he does not wish to renew the contract for an additional annual term, in which event this Agreement will expire at the end of the contract term in which KELLY gives such notice to the COMPANY; or

                                  (B)      KELLY fails to be reelected as BOARD
CHAIRMAN in accordance with the COMPANY's Bylaws and Charter.

         3.      DUTIES AND AUTHORITY OF KELLY.

                 (a) Nature and Substance. In his role as CEO of the COMPANY, KELLY shall report directly to the Board of Directors and shall be under the direction of the Board of Directors. The specific powers and duties of KELLY as CEO shall be established, determined and modified by and within the discretion of the Board of Directors of the COMPANY, and at a minimum will include (but not necessarily be limited to):

                          (1)     The coordination and leadership of the
efforts of the COMPANY to achieve and maintain any and all necessary and/or appropriate Bank Regulatory Agency approvals and permissions prerequisite to the successful continued operation of the COMPANY, including coordination with COMPANY's counsel, accountants and bank consultants.

                          (2)     The provision of any and all services
necessary, appropriate and/or helpful to operations of the COMPANY at a minimum of additional cost or overhead to the COMPANY.

                          (3)     The provision of updates, status reports and
such other data and information as may be reasonably required by the COMPANY and Bank Regulatory Agencies.

                          (4)     Subject to guidelines and/or criteria
established by the COMPANY, the hiring, promotion, supervision, retention and discharge of all employees (with Board approval, where required by regulatory provisions applicable to the COMPANY), and, subject to any requisite approval of the Board of Directors, the hiring, supervision and discharge of the COMPANY's counsel, accountants and consultants.

                          (5)     The formulation and implementation of
employee personnel policies and benefits, subject to approval by the Board of Directors of the COMPANY.

                          (6)     The promotion of the reputation and business
of the COMPANY within the community.

                          (7)     The advancement of the business purposes of
the COMPANY, including, but not limited to business development, customer, depositor and public relations.

                          (8)     Participation in and service upon such
committees and subcommittees as may be directed by the Board of Directors of the COMPANY without additional compensation to that set forth hereinbelow.

                          (9)     Supervision of the maintenance of the books
and accounts and the supervision and maintenance of accounts payable and expenses of the COMPANY and the reporting of the status thereof to the COMPANY at each scheduled or called meeting of the Board of Directors or any committee thereof. Provided, however, that all expenditures on behalf of the COMPANY shall be approved in accordance with the terms and conditions of procedures established by the COMPANY.

                          (10)    KELLY further agrees to be available as and
when needed at the Offices of the COMPANY and to perform services on behalf of the COMPANY elsewhere (when appropriate) to assist, direct or supervise the operations and employees of the COMPANY upon such terms, conditions, rules, policies and regulations as may be set by the Board of Directors of the COMPANY, from time to time. KELLY agrees to devote sufficient time and attention and best efforts toward the successful operation of the COMPANY.
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                 (b)      Performance of Services.  KELLY shall discharge his
duties to the best of his ability for and on behalf of the COMPANY. KELLY shall comply with all laws, statutes, ordinances, rules and regulations relating to his services and duties. During the term of this Agreement, KELLY shall not at any time or place directly or indirectly engage or agree to engage in any business or practice related to the banking business with or for any other person or entity to any extent whatsoever, other than to the extent required by the terms and conditions of this Agreement.

                 (c) Constructive Termination. Excepting any action precipitated by reason of regulatory requirements as provided in Section 5(b) below, substantial curtailment of the duties and authority of KELLY hereunder by the COMPANY shall constitute a termination without cause in breach of this Agreement.

                 (d) KELLY shall also, as part of this Agreement, perform services as Chairman of the Board of Directors of SUBURBAN/MARYLAND without additional compensation to that set forth hereinbelow, such services to include such items as described in Paragraph 3 (a) above.

         4. Payment Amount; Terms. As full compensation for all services rendered to the COMPANY pursuant to this Agreement and the covenants contained herein, the COMPANY shall pay to KELLY the following:

                 (a) Base Compensation. KELLY's base compensation (the "Base Compensation") shall be One Hundred Ten Thousand and 00/100 Dollars ($110,000.00) per annum. The Board of Directors shall review such base compensation at least annually and may grant such raises as in its discretion are deemed warranted.

                          (1)     Base Compensation Rate. Compensation to begin
on the Commencement Date at the above annual rate.

                          (2)     Method of Payment.  The COMPANY shall pay
KELLY's said base compensation in equal monthly installments or more frequently.

                 (b) Vacation and Leave. KELLY shall be entitled to such vacation and leave as may be provided for under the current and future leave and vacation policies of the COMPANY for executive officers.

                 (c) Office Space. The COMPANY will provide customary executive office space and executive office support to KELLY beginning on the Commencement Date.

                 (d) D & O Insurance. The COMPANY will provide KELLY with directors and officers liability insurance coverage on terms comparable to that provided to the COMPANY'S other officers and directors.

                 (e) Merger or Buy-Out Termination or Non-renewal Compensation. In the event this Agreement is terminated or not renewed at the next opportunity for termination or non-renewal as a result of any sale or exchange of stock in the COMPANY (or any of its subsidiaries) with any third party which results in a change in a controlling interest of the COMPANY (or any of its subsidiaries), the COMPANY shall thereupon immediately pay to KELLY the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) as severance compensation to KELLY; being equal to his Base Compensation for approximately a Twenty-Two (22) month period. In addition, should such change in a controlling interest occur prior to the time when KELLY shall have become fully vested in any stock option plan established for his benefit, KELLY shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit. For purposes of construing the foregoing, the term "change in a controlling interest" shall be defined as provided in applicable Federal Reserve Board regulations.

         5. CONDITIONS SUBSEQUENT TO CONTINUED OPERATION AND EFFECT OF AGREEMENT. This Agreement shall be subject to the following conditions subsequent to its continued operation and effect:

                 (a) Approval by Bank Regulatory Agencies. This Agreement and all of its terms and conditions and the selection of KELLY named herein, and the continued operation and effect of this Agreement and the COMPANY's continuing obligations hereunder shall at all times be subject to the continuing approval of any and all Bank Regulatory Agencies whose approval of the COMPANY and/or its operations or stock offerings is a necessary prerequisite to the continued operation of the COMPANY.

                 (b) Compliance With Bank Regulatory Agency Requirements. Should any terms or conditions of this Agreement, upon subsequent detailed review by any Bank Regulatory Agency, be found to be not in compliance with
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federal or state bank regulations, or should any terms or conditions required to be included herein by any such Bank Regulatory Agency be absent, this Agreement may be rescinded by the COMPANY if the parties hereto cannot agree upon such additions, deletions, or modifications as may be deemed necessary or appropriate under such federal or state regulations and the interpretations thereof. Any term or condition of this Agreement which violates or is deemed to violate any then-applicable rule, regulation, order or understanding promulgated by any Bank Regulatory Agency, or any payment, compensation, or other consideration provided for hereunder shall be modified or deleted to conform to any such Bank Regulatory Agency rule, regulation, order or understanding.

         6.      RIGHTS TO TERMINATE AGREEMENT.

                 (a) Breach or Default Under Agreement. Either party may terminate this Agreement for breach or default as provided hereinbelow.

                 (b) Termination Without Cause/Severance. KELLY may terminate this Agreement in accordance with Paragraph 2(a)(1)(A), above. The COMPANY may terminate this Agreement in accordance with Paragraph 2(a)(1)(B), above. Otherwise, if KELLY is not in breach or default of this Agreement and the COMPANY terminates KELLY's services for any reason and under any procedures other than those specified in paragraph (c), below, then the COMPANY shall thereupon immediately pay to KELLY the sum of One Hundred Ten Thousand and 00/100 Dollars ($110,000.00) as severance compensation to KELLY; being equal to his Base Compensation for a Twelve (12) month period. In addition, should such termination occur prior to the time when KELLY shall have become fully vested in any stock option plan established for his benefit, KELLY shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit.

                 (c)      Termination of KELLY With Cause; Procedure.

                          (1)     Termination of Compensation.  If the COMPANY
terminates KELLY for cause as set forth in this paragraph, then the compensation payments provided for herein shall cease.

                          (2)     Definition of Cause:  Under this Agreement,
"cause" shall be defined to be:

                                  (A)      Any willful act or action on the
part of KELLY done in connection with or associated with the services rendered by KELLY under this Agreement for which a criminal prosecution (other than traffic and misdemeanor actions) is commenced by the prosecuting authorities in the jurisdiction in which such act or action occurred. For the purposes of this Agreement, the commencement of a criminal prosecution shall be deemed to have occurred upon the filing of a criminal information against KELLY or the indictment of KELLY by any local, state or federal authority.

                                  (B)      Any act of theft, fraud, deceit,
material misrepresentation, assault or battery done by KELLY in connection with or associated with the services rendered by KELLY to the COMPANY under this Agreement.

                                  (C)      Any act, action, failure to act or
omission which constitutes gross misconduct or gross negligence in connection with or associated with the services rendered by KELLY under this Agreement, provided that the procedures of paragraph 6(c)(3) are followed.

                                  (D)      Any termination following a default
of this Agreement by KELLY, pursuant to the provisions of Paragraph 11 below.

                                  (E)      Any Bank Regulatory Agency action
with respect to this Agreement, or any failure of this Agreement to comply with any Bank Regulatory Agency requirements, unless revisions or modifications are agreed to as set forth in Paragraph 5, above.

                          (3)     Procedure for Termination With Cause:  The
procedure for termination with cause shall be as follows:

                                  (A)      For any reason specified in
paragraph 6(c)(2)(A), KELLY shall be terminated upon the commencement of prosecution, as of the date of the act to which that paragraph applies.
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                                  (B)      For any reason specified in
Paragraphs 6(c)(2)(B), 6(c)(2)(C), 6(c)(2)(D) or 6(c)(2)(E), unless ordered by or agreed to differently between the COMPANY and a Bank Regulatory Agency, or unless a criminal prosecution has commenced as provided in Paragraphs 6(c)(2)(A) and 6(c)(3)(A) above, the COMPANY shall give KELLY written notice of the cause alleged to be the basis for KELLY's termination. KELLY shall thereafter have a period of Thirty (30) days from the date of the receipt of the COMPANY's written notice in which to dispute and/or explain the situation(s) referred to in the COMPANY's written notice, including, if appropriate, a response to Bank Regulatory Agencies. If KELLY does not respond to the COMPANY's notice, KELLY shall be deemed to have agreed to the COMPANY's and/or the Bank Regulatory Agency's allegations and the termination shall be effective as of the date of the COMPANY's written notice. If KELLY disputes the allegations contained in the COMPANY's and/or the Bank Regulatory Agency's notice, KELLY shall notify the COMPANY in writing within the time period set forth above and the COMPANY and KELLY shall set a meeting to discuss a resolution of the dispute. If the parties and/or any Bank Regulatory Agency do not reach agreement as to KELLY's termination, within Forty-five (45) days of the COMPANY's notice, the COMPANY, by a majority of its Board of Directors, shall have the right to terminate KELLY and to discontinue the compensation payments to KELLY. If KELLY nevertheless still disagrees that his termination was proper under the terms of this Agreement, both parties hereto by their execution hereof agree, unless otherwise ordered by or agreed to differently between any Bank Regulatory Agency and the COMPANY, to submit to binding arbitration under the rules, regulations and procedures of the American Arbitration Association.

                 (d) Termination of Agreement by KELLY for Cause: If the COMPANY shall become in breach or default of any of the material provisions hereof, including especially any constructive termination [as provided in Paragraph 3(c), above] and fails to cure such breach as provided in Paragraph 11, below, then KELLY may, at his option at any time thereafter, elect to terminate this Agreement for cause, in which event the COMPANY shall thereupon immediately pay to KELLY the sum of One Hundred Ten Thousand and 00/100 Dollars ($110,000) as severance compensation to KELLY; being equal to his Base Compensation for a Twelve (12) months period. In addition, should such termination occur prior to the time when KELLY shall have become fully vested in any stock option plan established for his benefit, KELLY shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit.

                 (e) Death or Disability: If KELLY should be unable to perform his professional duties due to disability, then the compensation provided for hereinabove shall continue at its full level for a period not to exceed one hundred twenty (120) days and, if the disability is temporary, shall resume upon KELLY's return to his duties hereunder. In the event of KELLY's death, such compensation payments shall cease.

                 (f) Survival of Restrictions. In the event of a termination of the offer set forth in this Agreement, or in the event of a termination of this Agreement after acceptance hereof by KELLY, all covenants and restrictions contained herein shall survive the termination and shall continue in full force and effect as provided for herein.

         7. REPRESENTATIONS AND WARRANTIES OF KELLY. KELLY represents and warrants to the COMPANY the following:

                 (a) Information Supplied to the COMPANY. All information and data, including but not limited to, personal data, work histories, salaries and responsibilities, represented and provided to the COMPANY by KELLY in his application for the position provided for herein are true and correct in all material respects and KELLY has not stated any facts or circumstances, nor has he failed to disclose any facts or circumstances to the COMPANY the statement or omission of which would cause KELLY's application to be false or misleading in any material respect.

                 (b) Prior Agreements. KELLY is not now a party to or bound by any employment, consulting or other type of agreement, nor has he been a party to or bound by any such agreement, which would be breached by, or of which KELLY would be in default, by virtue of any provision contained in this Agreement with the COMPANY, nor is KELLY a party to any such agreement which would compete with or constitute a conflict of interest with this Agreement and KELLY's duties and obligations to the COMPANY.

                 (c) Bank Regulatory Agency Approval. To the best of KELLY's knowledge, information and belief, there are no facts or circumstances contained in KELLY's personal or professional history which are likely to, or which in fact will, cause any Bank Regulatory Agency having jurisdiction over the COMPANY to withdraw, suspend or substantially modify its approval of KELLY as CEO or BOARD CHAIRMAN of the COMPANY.

         8.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
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         To the best of the COMPANY's knowledge, information and belief, there are no facts or circumstances to which the COMPANY is privy, which are likely to, or which in fact will, cause any Bank Regulatory Agency having jurisdiction over the COMPANY to withdraw, suspend or substantially modify its approval of KELLY as CEO or BOARD CHAIRMAN of the COMPANY.

         9.      RESTRICTIVE COVENANTS.

                 (a) Proprietary Information. KELLY acknowledges that upon acceptance of this Agreement, KELLY will be making use of, acquiring and adding to the COMPANY's confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to the COMPANY's business operations, internal structure, financial affairs, programs, software, systems, procedures, manuals, confidential reports, and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the COMPANY's suppliers, and customers, all of which shall be deemed to be confidential information. KELLY acknowledges that such confidential information has been and will continue to be of central importance to the business of the COMPANY and that disclosure of it or its use by others could cause substantial loss to the COMPANY. In consideration of his anticipated and thereafter continued contract with the COMPANY, upon acceptance hereof, KELLY agrees that during the entire term of this Agreement, and upon and for a period of Two (2) years after such term, KELLY shall not, for any purpose whatsoever, directly or indirectly, divulge, reveal, report, publish, transfer, or disclose to any person or entity any of such confidential information which was obtained by KELLY as a result of KELLY's services to the COMPANY, nor shall KELLY reveal to any person or entity any trade secrets of the COMPANY, but KELLY shall hold all of the same confidential and inviolate. For purposes of construing the foregoing, "proprietary information" shall not be construed to include information generally available in the public domain through sources other than KELLY.

                 (b) Property of the COMPANY. All contracts, agreements, forms, financial books, records, instruments and documents, supplier lists, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, listings, programming, and any other instruments, records or documents relating or pertaining to the COMPANY (hereinafter referred to as "Records") shall at all times be and remain the property of the COMPANY. Upon termination or exipiration of the term of this Agreement for any reason whatsoever, KELLY shall return to the COMPANY all Records (whether furnished by the COMPANY, by a third party or prepared by KELLY), and KELLY shall neither make nor retain any copies of any such Records after such termination.

                 (c) Inventions and Creations. All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, innovations, manuals or other materials, made or conceived in whole or in part by KELLY during the term of this Agreement, which relate in any manner whatsoever to the business, existing or proposed of the COMPANY or any other business or research development effort in which the COMPANY or any of its subsidiaries or affiliates engages during the term of this Agreement, will be disclosed promptly by KELLY to the COMPANY and shall be the sole and exclusive property of the COMPANY.

                 (d) Non-Solicitation of Customers and Employees. KELLYagrees during the term of this Agreement and for a period of Two (2) years immediately following the expiration of the term hereof, that he shall not for his account or on behalf of any other person or legal entity, hire or solicit to hire any employee of the COMAPNY (or any of its affiliates or subsidiaries) or solicit the banking business of any person or entity known to him to be a customer of the COMPANY (or any of its affiliates or subsidiaries).

         10. INDEMNIFICATION. KELLY agrees to indemnify and hold harmless the COMPANY from and against any and all claims made against the COMPANY by any party by virtue of KELLY's past employment, whether such claims are made by a past employer or by another party with whom KELLY has dealt in the past. The COMPANY agrees to indemnify and hold harmless KELLY from and against any and all claims made against KELLY arising directly or indirectly from any fact or matter which contradicts (or as alleged would contradict) any representation or warranty of the COMPANY hereunder. Promptly after receipt of any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance which, or which with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding pr investigation (an "Asserted Liability") that may result in a loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the other party (the "indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the loss that has been or may be suffered by the Indemnitee. The Indemnifying Party may elect to assume responsibility for and to compromise or defend, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to the Indemnitee), any Asserted Liability, unless in the reasonable judgment of the Indemnitee there may be one or more legal defenses available to it that are different from or in addition to those available to the Indemnifying Party and, therefore, it is advisable for the Indemnitee to be represented by separate counsel. Then, in such event, the Indemnitee shall have the right to employ separate counsel to represent it (which shall be reasonably satisfactory to the Indemnifying Party), in which event the fees and disbursements of such counsel shall be subject to indemnification hereunder. If such Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall have no further liability for such Asserted Liability but shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

         11. RIGHT TO CURE; DEFAULT. In the event either party shall be alleged to be in breach of this Agreement, written notice shall be given by the other party and a Ten (10) day opportunity to cure shall be provided. After such Ten (10) day cure period, if the breach is not cured and remains as alleged, the breaching party shall be deemed in default and this Agreement may be terminated in the manner provided in Paragraph 6, above.

         12. ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties relating to the services of KELLY. All prior negotiations between the parties are merged into this Agreement and there are no understandings or agreements other than those incorporated herein.

         13.     MISCELLANEOUS.

                 (a) Severability; Court Enforcement. The parties hereto covenant and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, by any Court of law, then the parties hereto expressly covenant and agree that any such provision or portion thereof shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law and that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision thereof shall be enforced by such court to the fullest extent permitted by applicable law.

                 (b) Waiver. The COMPANY and KELLY each reserve the right to waive any of the terms of this Agreement which benefits the party waiving same. Any such waiver must be in a writing signed by the party waiving the same.

                 (c) Choice of Law. It is the intention of the parties hereto that this Agreement shall be governed by the laws of the State of Maryland.

                 (d) Successors. The terms of this Agreement shall inure to the benefit of and be binding upon the COMPANY, its successors and assigns, and upon KELLY, his heirs, guardians and personal and legal representatives.

                 (e) Gender. The use of the masculine gender herein shall be deemed to be or include the feminine gender, wherever appropriate.

                 (f) Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if sent registered or certified mail, return receipt requested, properly addressed and postage prepaid to the addresses set forth hereinabove.

                 (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 (h) Headings. The Section and paragraph headings used herein are for convenience and reference only and shall not enter into the interpretation hereof.

                 (i)      Representation by Counsel.

                          (1)     Counsel for the COMPANY.  The parties hereto
acknowledge that   Raymond G. LaPlaca  , of  the law firm of  Reichelt,
Nussbaum, LaPlaca and Miller has acted as counsel to the COMPANY in this matter.

                          (2)     Counsel for KELLY.  The parties hereto
acknowledge that Stephen C. Hosea, Esquire, of the law firm of McNamee, Hosea, Jernigan & Kim, P.A., has acted as counsel to KELLY in this matter.

         IN WITNESS WHEREOF this Agreement has been executed by the Venture as of the day and year first above written.

ATTEST/WITNESS:                        SUBURBAN BANCSHARES, INC.

         /s/                                            /s/
Susan J. Hansen                        By:  Stephen A. Horvath
----------------------------           -----------------------------------------
                                       Its President

                                       SUBURBAN BANK OF MARYLAND

         /s/                                            /s/
Susan J. Hansen                        By:  Stephen A. Horvath
 ---------------------------           -----------------------------------------
                                       Its President

         /s/                                            /s/
Susan J. Hansen                        Winfield M. Kelly, Jr.
----------------------------           -----------------------------------------